SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2004

SYNBIOTICS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 0-11303

California	95-3737816
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11011 Via Frontera San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 451-3771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 18, 2004, we entered into an escrow agreement (the “Escrow Agreement”) with Cryonix, a division of Kendro Laboratory Products PLC (“Cryonix”) and Agen Biomedical Limited (“Agen”), effective as of October 5, 2004. We entered into the Escrow Agreement in accordance with the terms of the Settlement Agreement and Mutual Release of Claims dated June 25, 2004 (the “Settlement Agreement”) between us and Agen (a copy of which was previously filed with the Securities and Exchange Commission as an exhibit to our quarterly report on Form 10-Q for the quarter ended June 30, 2004). The Settlement Agreement requires us to deposit with Cryonix, as escrow agent, certain biological materials and related documentation (the “Deposit Materials”).

The Escrow Agreement details the responsibilities of Cryonix in storing the Deposit Materials, as well as the procedures to be followed for releasing the Deposit Materials to us or Agen. All costs related to the escrow are the responsibility of Agen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNBIOTICS CORPORATION

Date: November 24, 2004	/s/ Keith A. Butler
Keith A. Butler
Vice President - Finance and Chief Financial Officer